MMLP 4Q 2018 ADJUSTED EBITDA COMPARISON TO GUIDANCE

Exhibit 99.2

	Natural Gas Services *	Terminalling & Storage	Sulfur Services	Marine Transportation	SG&A	Interest Expense	4Q 2018 *
Income from continuing operations	$5.9	$6.7	$2.8	$1.0	$(4.9)	$(12.4)	**$(0.9)**
Interest expense add back	--	--	--	--	--	$12.4	**$12.4**
Depreciation and amortization	$5.4	$8.3	$2.3	$2.1	--	--	**$18.1**
(Gain) Loss on sale of property, plant and equipment	$1.1	$(1.7)	$0.1	--	--	--	**$(0.5)**
Unrealized mark-to-market on commodity derivatives	$(3.0)	--	--	--	--	--	**$(3.0)**
Unit-based compensation	--	--	--	--	$0.3	--	**$0.3**
Transaction cost associated with acquisitions	--	--	--	--	$0.5	--	**$0.5**
Adjusted EBITDA	**$9.4**	**$13.3**	**$5.2**	**$3.1**	**$(4.1)**	**$0.0**	**$26.9**

Natural Gas Services *	2018E Guidance	4Q18 Guidance	4Q18 Actual
Cardinal Gas Storage	$31.2	$6.3	$6.5
Butane	$23.5	$14.2	$0.7
NGLs	$1.3	$0.5	$1.0
Propane	$4.0	$1.0	$1.2
Total NGS *	**$60.0**	**$22.0**	**$9.4**

Sulfur Services	2018E Guidance	4Q18 Guidance	4Q18 Actual
Fertilizer	$12.6	$2.6	$1.2
Molten Sulfur	$7.0	$1.5	$2.3
Sulfur Prilling	$7.0	$1.8	$1.7
Total Sulfur Services	**$26.6**	**$5.9**	**$5.2**

*Excludes equity in earnings of, distributions from, and the gain on disposition of WTLPG through July 31, 2018.

Terminalling & Storage	2018E Guidance	4Q18 Guidance	4Q18 Actual
Shore-Based Terminals	$10.7	$3.1	$2.6
Martin Lubricants	$10.6	$2.4	$2.4
Smackover Refinery	$20.9	$5.0	$4.9
Specialty Terminals	$10.4	$2.8	$2.3
Hondo Asphalt	$4.6	$1.2	$1.1
Total T&S	**$57.2**	**$14.5**	**$13.3**

Marine Transportation	2018E Guidance	4Q18 Guidance	4Q18 Actual
Inland	$11.0	$2.8	$4.0
Offshore	$3.5	$0.9	$0.3
Marine USG&A	$(4.4)	$(1.1)	$(1.2)
Total Marine Transportation	**$10.1**	**$2.6**	**$3.1**
Unallocated SG&A	**$(16.0)**	**$(3.8)**	**$(4.1)**
Total Adjusted EBITDA *	**$137.9**	**$41.2**	**$26.9**

$ millions

MMLP YTD 2018 ADJUSTED EBITDA

$ millions

	Natural Gas Services *	Terminalling & Storage	Sulfur Services	Marine Transportation	SG&A	Interest Expense	YTD 2018 *
Income from continuing operations	$24.9	$17.8	$17.2	$2.7	$(18.2)	$(52.0)	**$(7.6)**
Interest expense add back	--	--	--	--	--	$52.0	**$52.0**
Depreciation and amortization	$21.3	$39.5	$8.5	$7.6	--	--	**$76.9**
(Gain) loss on sale of property, plant and equipment	$1.2	$(1.3)	$0.1	$0.4	--	--	**$0.4**
Unrealized mark-to-market on commodity derivatives	$(0.1)	--	--	--	--	--	**$(0.1)**
Unit-based compensation	--	--	--	--	$1.2	--	**$1.2**
Transaction cost associated with acquisitions	--	--	--	--	$0.5	--	**$0.5**
Income tax expense	--	--	--	--	$0.4	--	**$0.4**
Adjusted EBITDA	**$47.3**	**$56.0**	**$25.8**	**$10.7**	**$(16.1)**	**$0.0**	**$123.7**

Natural Gas Services*	1Q18	2Q18	3Q18	4Q18	2018
Cardinal	$10.2	$8.7	$6.0	$6.5	$31.4
Butane	$9.1	$(0.4)	$0.6	$0.7	$10.0
NGLs	$0.0	$0.5	$0.2	$1.0	$1.7
Propane	$2.5	$0.3	$0.2	$1.2	$4.2
Total NGS	**$21.8**	**$9.1**	**$7.0**	**$9.4**	**$47.3**

Sulfur Services	1Q18	2Q18	3Q18	4Q18	2018
Fertilizer	$6.8	$1.7	$1.5	$1.2	$11.2
Molten Sulfur	$2.0	$1.9	$1.6	$2.3	$7.8
Sulfur Prilling	$1.0	$2.0	$2.1	$1.7	$6.8
Total Sulfur Services	**$9.8**	**$5.6**	**$5.2**	**$5.2**	**$25.8**

*Excludes equity in earnings of, distributions from, and the gain on disposition of WTLPG through July 31, 2018.

Terminalling & Storage	1Q18	2Q18	3Q18	4Q18	2018
Shore-Based Terminals	$2.5	$2.3	$2.8	$2.6	$10.2
Martin Lubricants	$2.2	$2.8	$3.1	$2.4	$10.5
Smackover Refinery	$5.4	$5.5	$5.1	$4.9	$20.9
Specialty Terminals	$2.4	$2.8	$2.3	$2.3	$9.8
Hondo Asphalt	$1.2	$1.2	$1.1	$1.1	$4.6
Total T&S	**$13.7**	**$14.6**	**$14.4**	**$13.3**	**$56.0**

Marine Transportation	1Q18	2Q18	3Q18	4Q18	2018
Inland	$2.1	$2.9	$3.1	$4.0	$12.1
Offshore	$1.0	$0.9	$0.8	$0.3	$3.0
Marine USG&A	$(1.0)	$(1.1)	$(1.1)	$(1.2)	$(4.4)
Total Marine	**$2.1**	**$2.7**	**$2.8**	**$3.1**	**$10.7**
Unallocated SG&A	$(4.0)	$(4.0)	$(4.0)	$(4.1)	**$(16.1)**
Total Adjusted EBITDA*	**$43.4**	**$28.0**	**$25.4**	**$26.9**	**$123.7**

USE OF NON-GAAP FINANCIAL INFORMATION The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), and (2) adjusted EBITDA. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses. EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders. EBITDA and adjusted EBITDA should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities. 3